UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORGENTECH INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORGENTECH INC.

650 Gateway Boulevard

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 21, 2006

TO THE STOCKHOLDERS OF CORGENTECH INC.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Corgentech Inc., a Delaware corporation, will be held on Wednesday, June 21, 2006 at 9:00 a.m., pacific time, at the San Francisco Airport Marriott Hotel, 1800 Bayshore Highway, Burlingame, California 94010, for the following purposes:

1.	To elect three directors to hold office until the 2009 Annual Meeting of Stockholders;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006;

3.	To approve an amendment to our certificate of incorporation to effect a corporate name change;

4.	To approve an amendment to Corgentech’s 2003 Non-Employee Directors’ Stock Option Plan, to increase the number of shares under the initial grant to non-employee directors from 12,500 shares to 50,000 shares and the annual grant to non-employee directors from 2,500 shares to 10,000 shares; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on April 24, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ PATRICK A. BRODERICK Patrick A. Broderick Vice President, General Counsel and Secretary

South San Francisco, California

April 26, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CORGENTECH INC.

650 Gateway Boulevard

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

June 21, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Corgentech Inc. is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply mark, sign and date your proxy card and return your proxy card in the postage-paid envelope provided, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 2, 2006 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 24, 2006 will be entitled to vote at the Annual Meeting. On this record date, there were 20,099,996 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 24, 2006 your shares were registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to mark, sign and date your proxy card and return the proxy card in the postage-paid envelope provided or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 24, 2006 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of three directors;

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006;

•	Approval of an amendment to our certificate of incorporation to effect a corporate name change; and

•	Approval of an amendment to our 2003 Non-Employee Directors’ Stock Option Plan, to increase the number of shares under the initial grant to non-employee directors from 12,500 shares to 50,000 shares and under the annual grant to non-employee directors from 2,500 shares to 10,000 shares.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For the ratification of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting. For the approval of the amendment to our certificate of incorporation to effect a corporate name change, you may vote “For” or “Against” or abstain from voting. For the approval of the amendment to our 2003 Non-Employee Directors’ Stock Option Plan, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., eastern time on Tuesday, June 20, 2006 to be counted.

•	To vote on the Internet, go to http://www.proxyvoting.com/cgtk to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., eastern time on Tuesday, June 20, 2006 to be counted.

If you vote your proxy by phone or on the Internet, you do not need to return your proxy card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Corgentech. Simply mark, sign and date your proxy card and return it in the postage-paid envelope provided to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy card from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 24, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” (i) the election of all nominees for director, (ii) the ratification of Ernst & Young LLP as our independent registered public accounting firm, (iii) the approval of the amendment to our certificate of incorporation to effect a corporate name change, and (iv) the approval of the amendment to our 2003 Non-Employee Directors’ Stock Option Plan, to increase the number of shares under the initial grant to non-employee directors from 12,500 shares to 50,000 shares and under the annual grant to non-employee directors from 2,500 shares to 10,000 shares. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please mark, sign and date your proxy card and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary, care of Corgentech Inc., 650 Gateway Boulevard, South San Francisco, California 94080.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 2, 2007 to our Secretary, care of Corgentech Inc., 650 Gateway Boulevard, South San Francisco, California 94080. If you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, pursuant to our bylaws you must provide specified information to us between February 21, 2007 and March 23, 2007. You are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal No. 3. For Proposal No. 3, broker non-votes will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy card from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, or NYSE, on which your broker may vote shares held in “street name” in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2 ratifying the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006, must receive a “For” vote from the majority of shares cast either in person or by proxy, excluding abstentions, at a meeting at which a quorum is present. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3 approving the amendment to our certificate of incorporation to effect a corporate name change, must receive a “For” vote from the majority of shares cast either in person or by proxy, excluding abstentions, at a meeting at which a quorum is present. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•	To be approved, Proposal No. 4 approving the amendment to our 2003 Non-Employee Directors’ Stock Option Plan, to increase the number of shares under the initial grant to non-employee directors from 12,500 shares to 50,000 shares and under the annual grant to non-employee directors from 2,500 shares to 10,000 shares, must receive a “For” vote from the majority of shares cast either in person or by proxy, excluding abstentions, at a meeting at which a quorum is present. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 20,099,996 shares outstanding and entitled to vote. Thus, 10,049,998 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation and bylaws provide that our Board of Directors shall be divided into three classes with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2006, Mr. Thomas J. Colligan and Drs. Rodney A. Ferguson and Robert L. Zerbe. Mr. Colligan and Drs. Ferguson and Zerbe are currently members of our Board of Directors and were previously elected by our stockholders at a special meeting on December 15, 2005. The Nominating and Corporate Governance Committee of the Board of Directors recommended to the Board of Directors that Mr. Colligan and Drs. Ferguson and Zerbe be nominated for election to this class. If elected at the Annual Meeting, each of Mr. Colligan and Drs. Ferguson and Zerbe would serve until the 2009 Annual Meeting and until his successor is elected and has qualified, or until the earlier of his death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Colligan and Drs. Ferguson and Zerbe. In the event that Mr. Colligan and Drs. Ferguson and Zerbe should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Mr. Colligan and Drs. Ferguson and Zerbe have agreed to serve if elected, and management has no reason to believe that they will be unable to serve. It is our policy to invite nominees and directors to attend the Annual Meeting. Messrs. McLaughlin, Brewer, Colligan and Dr. Ferguson attended the 2005 Annual Meeting.

Set forth below is biographical information for Mr. Colligan and Drs. Ferguson and Zerbe and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for Three-year Terms Expiring at the 2009 Annual Meeting

Thomas J. Colligan is 61 years old and joined the Board of Directors in July 2004. He retired as a Vice Chairman of PricewaterhouseCoopers LLP, having served in that role from 2001 to 2004. During his 35 years at PricewaterhouseCoopers, he provided financial and managerial expertise to companies in a number of industries including pharmaceutical, technology, telecommunications and consumer products. Early in his career with Coopers & Lybrand, he was the managing partner of the Philadelphia office (the founding office of the firm) and the Pennsylvania region including, Harrisburg, Pittsburgh and Valley Forge. Mr. Colligan is a licensed CPA in New York, New Jersey and Pennsylvania, and is a member of these State Societies of CPAs and the American Institute of CPAs. He is currently a managing director at Duke Corporate Education, and is a member of the Board of Advisors of the Silberman College of Business at Fairleigh Dickinson University. Mr. Colligan also serves on the board of directors of Education Management Corporation and Schering Plough Corp.

Rodney A. Ferguson, J.D., Ph.D. is 49 years old and has been a member of our Board of Directors since November 2000 and Chairman of the Board of Directors since August 2002. Since 2001, Dr. Ferguson has served as a Managing Director of JPMorgan Partners, a global private equity firm, where he is responsible for Life Science venture investments. From 1999 to 2000, Dr. Ferguson was a partner at InterWest Partners, a venture capital firm, where he focused on investments in medical technology. From 1988 to 1999, Dr. Ferguson held a variety of positions at Genentech, Inc., including Senior Corporate Counsel and Senior Director of Business and Corporate Development. Dr. Ferguson serves on the board of directors of two private biotech companies.

Dr. Ferguson received a B.S. in Biochemistry from the University of Illinois, a Ph.D. in Biochemistry from the State University of New York, Buffalo and a J.D. from Northwestern University.

Robert L. Zerbe, M.D. is 55 years old and has served on our Board of Directors since December 2005. Dr. Zerbe founded and has served as the Chief Executive Officer of QuatRx Pharmaceuticals Company, a biopharmaceutical company, since December 2000. Dr. Zerbe has extensive experience in regulatory affairs and global clinical development at Eli Lilly (U.S. & U.K.), where he held a variety of research and development positions, including Managing Director, Lilly Research Center U.K., and Vice President of Clinical Investigation and Regulatory Affairs. He joined Parke-Davis in 1993, becoming Senior Vice President of Worldwide Clinical Research and Development, during which he oversaw the successful development programs for Lipitor®, Neurotin® and other key products. Dr. Zerbe earned his medical degree at Indiana University and did post-graduate training in internal medicine, endocrinology and neuroendocrinology at Indiana University and the National Institutes of Mental Health.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES

Directors Continuing in Office until the 2007 Annual Meeting

Charles M. Cohen, Ph.D. is 55 years old and has served as a member of our Board of Directors since December 2005. Since May 2003, Dr. Cohen has been a Vice President at Advent International, a private equity firm. Currently Dr. Cohen is the Chairman, Supervisory Board of Cellzome AG, a pharmaceutical company. From February 2004 through December 2005, Dr. Cohen served as a member of the board of directors of AlgoRx Pharmaceuticals, Inc. From 2000 to 2002, Dr. Cohen was the Chief Executive Officer of Cellzome AG. Before this, Dr. Cohen co-founded Creative BioMolecules, Inc., a biotechnology company, in 1982 and was a director and its President and Chief Executive Officer from 1985 to 1995. Dr. Cohen serves on the board of directors of Exelixis, Inc. He has been the chief executive officer of several companies. He received a Ph.D. from New York University School of Medicine.

Carter H. Eckert is 64 years old and has been a member of our Board of Directors since December 2005. From December 2004 through December 2005 Mr. Eckert served on the board of directors of AlgoRx Pharmaceuticals, Inc. From February 2003 to March 2004, Mr. Eckert was the Chairman of the board of directors and Chief Executive Officer of IMPATH Inc., a cancer information company. In September 2003, IMPATH filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. IMPATH Inc. subsequently sold certain of its assets to IMPAC Medical Systems, Inc. in November 2003 and sold its remaining assets to Genzyme Corporation in May 2004. From 1995 to 2001, Mr. Eckert served as President of Knoll Pharmaceutical Company and as President of the Americas for Knoll’s parent company, BASF Pharma. During that period, Mr. Eckert also was a member of BASF Pharma’s Pharmaceutical Board, where he was responsible for global therapeutic franchises and corporate transactions. Prior to joining Knoll and BASF Pharma in 1995, Mr. Eckert was President and Chief Executive Officer of Boots Pharmaceuticals, Inc. where he was responsible for North American operations. Mr. Eckert joined Boots Pharmaceuticals in 1985 as Executive Vice President and Chief Operating Officer after more than a decade at Baxter Travenol Laboratories, where he served as President of the Pharmaceutical Products Division. Mr. Eckert serves on the board of directors of Andrx Corporation and is a trustee of Caldwell College. Mr. Eckert received a B.S. in Chemical Engineering from the Illinois Institute of Technology and an M.B.A. from Northwestern University.

John P. McLaughlin is 54 years old has been our Chief Executive Officer, and a member of our Board of Directors since January 2000. From January 2000 to September 2005, Mr. McLaughlin also served as our President. From December 1997 to September 1999, Mr. McLaughlin was President of Tularik, Inc., a biopharmaceutical company. From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, Inc., a biopharmaceutical company, including Executive Vice President with responsibility for many commercial functions. From January 1985 to September 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Mr. McLaughlin served as counsel to various subcommittees in the United States House of Representatives, where he drafted numerous measures that became FDA laws. Mr. McLaughlin co-founded and served as chairman of the board of directors of Eyetech Pharmaceuticals, Inc., a biopharmaceutical company. He received a B.A. in Government from the University of Notre Dame and a J.D. from the Catholic University of America.

Directors Continuing in Office until the 2008 Annual Meeting

Arnold L. Oronsky, Ph.D. is 66 years old and has served as a member of our Board of Directors since December 2005. Dr. Oronsky is a General Partner with InterWest Partners, a venture capital firm focusing on investments in medical and information technology. Dr. Oronsky joined InterWest in a full-time capacity in 1994 after serving as a special limited partner since 1989. In addition to the position of General Partner at InterWest, he also serves as a senior lecturer in the Department of Medicine at Johns Hopkins Medical School. From March 2001 to December 2005, Dr. Oronsky served on the board of directors of AlgoRx Pharmaceuticals, Inc. From 1980 to 1993, Dr. Oronsky was the Vice President for Discovery Research at the Lederle Laboratories division of American Cyanamid Company, a pharmaceutical company. From 1970 to 1972, Dr. Oronsky was assistant professor at Harvard Medical School, where he also served as a research fellow from 1968 to 1970. Dr. Oronsky serves on the board of directors of Aspreva Pharmaceuticals Corporation, Myogen Inc., Metabasis Therapeutics, Inc. and Dynavax Technologies Corp. Dr. Oronsky received a Ph.D. from Columbia University’s College of Physicians and Surgeons.

Michael F. Powell, Ph.D. is 51 years old and has served as a member of our Board of Directors since December 2005. He has served as managing director of Sofinnova Ventures, a venture capital firm, since 1998. Previously, he was a Group Leader at Genentech, Inc. from December 1990 to June 1997 and Director of Product Development for Cytel Corporation, a biotechnology company, from September 1987 to December 1990. In 1993, Dr. Powell was honored as a Fellow by the American Association of Pharmaceutical Scientists. From March 2001 to December 2005, Dr. Powell served on the board of directors of AlgoRx Pharmaceuticals, Inc. Dr. Powell serves on the board of directors of Threshold Pharmaceuticals, Inc. as well as several private biotechnology companies. Dr. Powell received a Ph.D. in Chemistry from the University of Toronto in 1981 and was a postdoctoral fellow in Bio-Organic Chemistry at the University of California, Berkeley.

Independence of the Board of Directors

As required under The NASDAQ Stock Market, Inc., or NASDAQ, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Corgentech, our senior management and our independent registered public accounting firm, the Board of Directors has affirmatively determined that all of our directors except for Mr. McLaughlin are independent directors within the meaning of the applicable NASDAQ listing standards.

Information Regarding the Board of Directors and its Committees

In December 2003, the Board of Directors documented the governance practices followed by Corgentech by adopting Corporate Governance Policies to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The policies are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Policies set forth the practices that the

Board of Directors will follow with respect to Board of Directors composition and selection, Board of Directors meetings and involvement of senior management, Chief Executive Officer performance evaluation and Board of Directors committees and compensation. The Corporate Governance Policies were adopted by the Board of Directors to, among other things, reflect changes to the NASDAQ listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Policies, as well as the charters for each committee of the Board of Directors, may be viewed at www.corgentech.com.

As required under NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. During 2005, our independent directors met six times in executive session.

The Board of Directors currently has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. In 2005, the Board of Directors also appointed a special committee with members which did not have any financial affiliation with, or interest in, AlgoRx Pharmaceuticals, Inc. to analyze a proposed merger between Corgentech and AlgoRx. The following table provides membership and meeting information for 2005 for each of these committees of the Board of Directors:

Name	Audit		Compensation		Nominating and Corporate Governance		Special Committee
Richard B. Brewer(1)	—		X		—		X
Charles M. Cohen, Ph.D.(2)	—		X		—		—
Thomas J. Colligan	X	*	—		—		X
Victor J. Dzau, M.D.(3)	—		—		—		—
Carter H. Eckert (2).	X		—		—		—
Rodney A. Ferguson, Ph.D.	—		X	*	X		—
Daniel S. Janney(3)	X		X		X		X
John P. McLaughlin	—		—		—		X
Arnold L. Oronsky, Ph.D.(2)	—		—		X	*	—
Michael F. Powell, Ph.D.(2)	X		—		X		—
Michael B. Sweeney(3)	X		—		X		—
Robert L. Zerbe, M.D.(2)	—		—		—		—
Total meetings in 2005	8		6		5		3

*	Committee Chairperson
(1)	Mr. Brewer resigned in March 2006.
(2)	Drs. Cohen, Oronsky, Powell and Zerbe and Mr. Eckert have been members of our Board of Directors since December 2005 and were elected to the Board of Directors in connection with the merger between Corgentech and AlgoRx.
(3)	Dr. Dzau and Messrs. Janney and Sweeney were not renominated to our Board of Directors in December 2005 in connection with the merger between Corgentech and AlgoRx.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to Corgentech.

Audit Committee

The Audit Committee of the Board of Directors is responsible for, among other things:

•	overseeing the accounting and financial reporting processes and audits of our financial statements;

•	appointing independent registered public accounting firm to audit our financial statements;

•	overseeing and monitoring (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (c) our independent auditor’s qualifications, independence and performance, and (d) our internal accounting and financial controls;

•	preparing the report that SEC rules require be included in our annual proxy statement;

•	providing the Board of Directors with the results of its monitoring and recommendations; and

•	providing to the Board of Directors additional information and materials as it deems necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

Our Audit Committee is currently comprised of Messrs. Colligan and Eckert and Dr. Powell. Mr. Colligan is the chairman of the Audit Committee. The Audit Committee has adopted a written Audit Committee Charter that is available on our website at www.corgentech.com.

The Board of Directors has reviewed the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board of Directors has determined that Mr. Colligan is an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for, among other things:

•	reviewing and approving for our chief executive officer and other executive officers (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) employment agreements, severance arrangements, and change in control agreements/provisions, and (e) any other benefits, compensation, compensation policies or arrangements;
•	reviewing and making recommendations to the Board of Directors regarding the compensation policy for such other senior management as directed by the Board of Directors;
•	reviewing and making recommendations to the Board of Directors regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined;
•	preparing a report to be included in our annual proxy statement which describes: (a) the criteria on which compensation paid to our chief executive officer for the last completed fiscal year is based; (b) the relationship of such compensation to our performance; and (c) the committee’s executive compensation policies applicable to executive officers; and
•	acting as administrator of our benefit plans, including making amendments to the plans, and changes in the number of shares reserved for issuance thereunder.

Our Compensation Committee is currently comprised of Drs. Ferguson and Cohen. Dr. Ferguson is the chairman of the Compensation Committee. The Compensation Committee has adopted a written Compensation Committee Charter that is available on our website at www.corgentech.com. During 2005, Messrs. Brewer and Janney served as members of the Compensation Committee as well. Mr. Janney was not renominated for election to the Board in connection with our merger with AlgoRx in December 2005. Mr. Brewer resigned in March 2006.

We also have a Stock Award Committee of the Board of Directors that grants stock awards pursuant to the 2003 Equity Incentive Plan to new Corgentech employees. The grants must be made in accordance with guidelines adopted by the Compensation Committee. Except as approved by the Compensation Committee, the grants must not exceed 3,750 shares per new employee, and the total number of options granted to all new employees in a quarter shall not exceed an aggregate of 37,500 shares. The Stock Award Committee is comprised of Mr. McLaughlin. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things:

•	reviewing Board of Directors structure, composition, and practices, and making recommendations on these matters to the Board of Directors;

•	reviewing, soliciting and making recommendations to the Board of Directors and stockholders with respect to candidates for election to the Board of Directors; and

•	overseeing compliance by employees with our Code of Conduct.

Our Nominating and Corporate Governance Committee is comprised of Drs. Ferguson, Oronsky and Powell. Dr. Oronsky is the chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has adopted a written Nominating and Corporate Governance Committee Charter that is available on our website at www.corgentech.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Corgentech, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of Corgentech and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and Corgentech, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Corgentech during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote. The Nominating and Corporate Governance Committee has paid fees to third parties to assist in the process of identifying and evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not received a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Special Committee

In July 2005, our Board of Directors formed a Special Committee to analyze the proposed merger with AlgoRx. Please see “Certain Relationships and Related Transactions – Merger with AlgoRx” for a description of the merger and the formation of the Special Committee.

Meetings of the Board of Directors

The Board of Directors met eight times during 2005. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and applicable meetings of the committees on which they served, held during the period for which they were a director or committee member, respectively, except for Mr. Janney who attended 70% of the meetings of the Board of Directors and each of its committees and Dr. Dzau who attended 63% of the meetings of the Board of Directors.

Stockholder Communications with the Board of Directors

In April 2005, the Board of Directors adopted a process for stockholder communications with the Board of Directors. This process is available on our website at www.corgentech.com.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our officers, directors and employees. The Code of Conduct is available on our website at www.corgentech.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any of our executive officers or directors, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006, and the Board of Directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited Corgentech’s financial statements since January 1, 2000 and AlgoRx’s financial statements since March 6, 2001 (inception). Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and that of our stockholders.

The chart below sets forth the fees paid by Corgentech to Ernst & Young LLP for the various services provided by them in the fiscal years ending December 31, 2005 and December 31, 2004:

	Fiscal Year Ended
	2005	2004
Audit Fees (1)	$300,500	$246,720
Audit-related Fees (2)	$115,000	—
Tax Fees (3)	$15,900	$13,500
All Other Fees	—	—

Total Fees (4)	$431,400	$260,220

(1)	At the time of the filing of this proxy statement, we expect to pay an additional $89,000 in fees in connection with our 2005 audit. Such fees have not yet been approved by our Audit Committee.
(2)	Audit-related Fees include assistance with the merger between Corgentech and AlgoRx consummated in December 2005 and related Registration Statement on Form S-4.
(3)	Tax Fees include assistance with state and federal tax return preparation.
(4)	Fees do not include any fees paid by AlgoRx prior to its merger with Corgentech.

The Audit Committee has determined the rendering of non-audit services by Ernst & Young LLP is compatible with maintaining their independence.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide each service. The pre-approval of services has been delegated to Mr. Colligan, Chairman of the Audit Committee, and any such pre-approval must be reported to the full Audit Committee at its next scheduled meeting. All services rendered by Ernst & Young LLP during 2004 and 2005 were pre-approved in accordance with the above policies and procedures.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A CORPORATE NAME CHANGE

In April 2006, our Board of Directors approved an amendment of our Certificate of Incorporation, subject to stockholder approval, to effect a corporate name change from Corgentech Inc. to Anesiva, Inc., attached hereto as Appendix B.

Our management and our Board of Directors believe that the corporate name change will better align our corporate name with our mission.

The change of our name will not affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Stockholders will not be required to surrender or exchange any stock certificates currently held by them. Corgentech expects to trade on the NASDAQ National Market under the symbol “ANSV” if the stockholders approve the amendment to the Certificate of Incorporation changing our name to “Anesiva, Inc.”

Stockholders are requested in this Proposal No. 3 to approve the amendment to the Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Certificate of Incorporation. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4

APPROVAL OF THE NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN, AS AMENDED

In December 2003, the Board of Directors adopted, and the stockholders subsequently approved, our Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan. The Board of Directors subsequently amended the Directors’ Plan in April 2005 to increase the number of shares under the initial grant to non-employee directors from 10,000 to 12,500, and in December 2005 to increase the Directors’ Plan reserve. The stockholders approved the amendments in June 2005 and December 2005, respectively.

As of March 16, 2006, options for an aggregate of 97,500 shares of our common stock were outstanding under the Directors’ Plan and 437,500 shares of common stock remained available for future grant under the Directors’ Plan.

On April 11, 2006, subject to stockholder approval, the Board of Directors amended the Directors’ Plan to increase the number of shares under the initial grant to non-employee directors from 12,500 shares to 50,000 shares and the annual grant to non-employee directors from 2,500 shares to 10,000 shares.

Stockholders are requested in this Proposal No. 4 to approve the Directors’ Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors’ Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4

The material terms of the Directors’ Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the Directors’ Plan. The Directors’ Plan has been filed with the SEC as an appendix to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the Directors’ Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Corgentech Inc., 650 Gateway Boulevard, South San Francisco, California 94080.

General

The Directors’ Plan provides for the automatic grant of nonstatutory stock options to our non-employee directors. Options granted under the Directors’ Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of nonstatutory stock options.

Purpose

The Board of Directors adopted the Directors’ Plan to provide a means by which our non-employee directors may be given an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Corgentech. Seven of our current directors are eligible to participate in the Directors’ Plan.

Administration

The Board of Directors administers the Directors’ Plan. The Board of Directors has the power to construe and interpret the Directors’ Plan. The Directors’ Plan specifies the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price and the type of consideration or the other terms of the option.

Eligibility

The Directors’ Plan provides that options may be granted only to our non-employee directors. A “non-employee director” is defined in the Directors’ Plan as a director who is not otherwise an employee of Corgentech or any of our affiliates.

Stock Subject to the Directors’ Plan

As of March 16, 2006, an aggregate of 535,000 shares of common stock were reserved for issuance under the Directors’ Plan. If options granted under the Directors’ Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Directors’ Plan. If we reacquire unvested stock issued under the Directors’ Plan, the reacquired stock will again become available for reissuance under the Directors’ Plan.

The number of shares of common stock reserved for issuance under the Director Plan will automatically increase on January 1st, each January 1 through January 1, 2014, by the number of shares of common stock subject to options granted during the preceding calendar year. However, Corgentech’s Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased on each such date.

Terms of Options

The following is a description of the terms of options under the Directors’ Plan. Individual option grants may not be more restrictive as to the terms described below:

Automatic Grants. Subject to stockholder approval of this Proposal, pursuant to the terms of the Directors’ Plan, each person who for the first time becomes a non-employee director, automatically will be granted, upon the date of his or her initial appointment or election to be a non-employee director, a one-time option to purchase 50,000 shares of common stock. In addition, on the date of each annual meeting of the stockholders, each person who is a non-employee director immediately following such meeting automatically will be granted an option to purchase 10,000 shares of common stock, provided, however, that if the person has not been serving as a non-employee director for the entire period since the preceding annual meeting, then the number of shares subject to such annual grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a non-employee director.

Exercise Price; Payment. The exercise price of options granted under the Directors’ Plan may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. The exercise price of options granted under the Directors’ Plan must be paid (i) in cash or check at the time the option is exercised, (ii) by delivery of other Corgentech common stock, or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of common stock, results in either the receipt of cash (or check) or the receipt of irrevocable instructions to pay the aggregate exercise price from the sales proceeds.

Option Exercise. Options granted under the Directors’ Plan vest during the optionholder’s continuous service to the Company as that term is defined in the Directors’ Plan. Initial grants vest at the rate of 1/48 per month (25% per year), so that the options become fully vested after four years. Annual grants vest over twelve months at the rate of 1/12 per month, so that the options are fully vested one year after grant. Options granted under the Directors’ Plan permit exercise prior to vesting, and in such event the optionholder is required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares at their exercise price should the optionholder’s service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned Corgentech common stock or by a combination of these means.

Term. The term of options under the Directors’ Plan is 10 years. Options under the Directors’ Plan terminate three months after termination of the optionholder’s service unless (i) such termination is due to the optionholder’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within twelve months of such termination; or (ii) the optionholder dies before the optionholder’s service has terminated, or within three months after termination of the optionee’s service, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within eighteen months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

An optionholder’s option agreement provides that if the exercise of the option following the termination of the optionholder’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the optionholder’s service during which the exercise of the option would not be in violation of such registration requirements.

Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors’ Plan as determined by the Board of Directors.

Restrictions on Transfer

An option is transferable only by will or by the laws of descent and distribution and exercisable only by the optionholder during the life of the optionholder. However, an Option may be transferred for no consideration upon written consent of the Board (i) if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of our shares upon the exercise of such transferred Option or (ii) the transfer is to the optionholder’s employer at the time of transfer or an affiliate of the optionholder’s employer at the time of transfer. Any such transfer is subject to such limits as the Board may establish, and subject to the transferee agreeing to remain subject to all the terms and conditions applicable to the option prior to such transfer. In addition, the optionholder may, by delivering written notice to Corgentech in a form satisfactory to us, designate a third party who, in the event of the death of the optionholder, shall thereafter be entitled to exercise the option.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, including but not limited to a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, or stock split, may change the class and number of shares of common stock subject to the Directors’ Plan and outstanding options. In that event, the Directors’ Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the Directors’ Plan, and outstanding options and options thereafter issuable pursuant to the automatic grant provisions of the Directors’ Plan will be adjusted as to the class, number of shares and price per share of common stock subject to such options.

Effect of Certain Corporate Events

The Directors’ Plan provides that in the event of a dissolution or liquidation of Corgentech, then all outstanding options under the Directors’ Plan shall terminate immediately prior to the completion of such dissolution or liquidation. The Directors’ Plan provides that in the event of a sale of substantially all of our assets, specified types of merger, or other corporate reorganization where the surviving corporation or acquiring corporation does not assume the outstanding options under the Directors Plan or does not substitute similar stock options for such outstanding options, then vesting of such options and the time during which options outstanding under the Directors’ Plan may be exercised shall be accelerated to permit the optionee to exercise all such options in full prior to such event, and the options shall terminate if not exercised prior to such event. In addition, the Directors’ Plan provides that in the event of a sale of substantially all of our assets, specified types of merger, or other corporate reorganization and an optionholder’s continuous service with Corgentech or our successor terminates within twelve months of such change of control or the optionholder is required to resign his or her position, then vesting of such options and the time during which options outstanding under the Directors’ Plan may be exercised shall be accelerated in full to permit the optionee to exercise all such options prior to such termination of service, and the options shall terminate if not exercised prior to such event.

Duration, Amendment and Termination

The Board of Directors may suspend or terminate the Directors’ Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Directors’ Plan will terminate on February 12, 2014.

The Board of Directors may also amend the Directors’ Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board of Directors if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Directors’ Plan to satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Directors’ Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or satisfy the requirements of Section 162(m) of the Code.

Federal Income Tax Information

The following summary is a summary of the principal United States federal income taxation consequences to participants and Corgentech with respect to participation in the Directors’ Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15% while the maximum ordinary income rate and short-term capital gains rate is effectively 35%.

Nonstatutory Stock Options. Nonstatutory stock options granted under the Directors’ Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionholder or Corgentech by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. If the optionholder becomes an employee, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

New Plan Benefits

The dollar value of the options pursuant to the automatic grants to be issued is indeterminable because the options will be granted in the future, both annually and if and when new directors join the board. The value of such options will be the fair market value on the date of such grants. Future awards under the Directors’ Plan are indeterminable because they are contingent on each directors’ respective service to be provided in the future. For new directors, the proposed amendment reflects an increase of 37,500 option shares issuable upon joining the Board for all non-employee directors. In addition, the proposed amendment reflects an increase in annual grants of 7,500 option shares issuable for all non-employee directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the ownership of our common stock as of March 16, 2006 by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table;

•	all of our directors, nominees and executive officers as a group; and

•	all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of common stock subject to options currently exercisable within 60 days of March 16, 2006. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 20,096,784 shares of our common stock outstanding as of March 16, 2006. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o Corgentech Inc., 650 Gateway Boulevard, South San Francisco, California 94080.

Name and Address of Beneficial Owner	Shares Issuable Pursuant to Options Exercisable Within 60 days of March 16, 2006	Shares Subject to a Right of Repurchase/Forfeiture Within 60 days of March 16, 2006		Shares Beneficially Owned(1)
				Number	Percent
5% Stockholders
Entities affiliated with Advent International(2)	50,000	54,203	(3)	1,162,286	5.8%
Entities affiliated with InterWest Partners(4)	50,000	117,563	(3)	2,871,424	14.1
Entities affiliated with J.P. Morgan Partners(5)	62,500	117,564	(3)	3,431,529	17.1
Entities affiliated with Sofinnova Ventures(6)	—	57,355	(3)	1,203,272	6.0

Directors and Executive Officers
Richard B. Brewer	65,000	2,500	(7)	80,000	*
Charles M. Cohen, Ph.D.(2)	50,000	54,203	(3)	1,162,286	5.8
Thomas J. Colligan	65,000	2,500	(7)	67,500	*
Carter H. Eckert	50,000	1,076	(3)	63,258	*
Rodney A. Ferguson, Ph.D.(5)(8)	62,500	—		3,431,563	17.1
Arnold L. Oronsky, Ph.D.(4)(9)	50,000	117,563	(3)	2,831,606	14.1
Michael F. Powell, Ph.D.(6)	50,000	57,355	(3)	1,253,272	6.2
Robert L. Zerbe, M.D.	50,000	—		50,000	*
Patrick A. Broderick	47,875	—		50,523	*
James Z. Huang(10)	65,375	2,605	(11)	101,148	*
Leslie M. McEvoy	56,625	—		86,219	*
John P. McLaughlin(12)	241,250	—		319,274	1.6
Richard P. Powers	51,137	—		77,734	*
All directors and executive officers as a group (13 persons)	904,762	237,802		9,574,383	47.6

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Percent ownership includes (i) shares of common stock subject to a right of repurchase/forfeiture within 60 days of March 16, 2006, (ii) shares held in escrow that are subject to a right of forfeiture until June 15, 2006 pursuant to the Escrow Agreement dated December 15, 2005 executed in connection with the merger between Corgentech and AlgoRx and (iii) shares issuable pursuant to options exercisable within 60 days of March 16, 2006.

(2)	Includes the ownership by the following venture capital funds managed by Advent International Corporation (“Advent Intl”): (a) 381,038 shares held by Advent Healthcare and Life Science III LP, (b) 714,565 shares held by Advent Healthcare and Life Science III-A, LP, (c) 13,506 shares held by Advent Partners HLS III LP, (d) 3,177 shares held by Advent Partners II LP, collectively, the Advent Funds, and (e) options to purchase 50,000 shares granted to Dr. Cohen, one of our directors. Dr. Cohen is obligated to transfer any shares issued pursuant to the exercise of such options to Advent Intl. In its capacity as manager or general partner of the Advent Funds, Advent Intl exercises its sole voting and investment power with respect to all shares held by the Advent Funds. Dr. Cohen, a vice president at Advent Intl and one of our current directors, may be deemed to be a beneficial owner of the shares held by the Advent Funds. Dr. Cohen disclaims beneficial ownership of the shares held by the Advent Funds, except to the extent of his pecuniary interest therein. The address for Advent Intl is 75 State Street, 29th Floor, Boston, Massachusetts, 02109.
(3)	Represents shares of common stock held in escrow that are subject to a right of forfeiture until June 15, 2006 pursuant to the terms of the Escrow Agreement dated December 15, 2005 executed in connection with the merger between Corgentech and AlgoRx.
(4)	Includes (a) 2,721,685 shares held by InterWest Partners VIII, L.P., (b) 77,870 shares held by InterWest Investors Q VIII, L.P., (c) 21,869 shares held by InterWest Investors VIII, L.P., collectively, the InterWest Funds, and (d) options to purchase 50,000 shares granted to Dr. Oronsky, one of our directors. Dr. Oronsky is obligated to transfer any shares issued pursuant to the exercise of such options to InterWest. Dr. Oronsky, one of our current directors, is a Managing Director of InterWest Management Partners VIII, LLC, the general partner of the InterWest Funds. Dr. Oronsky has shared voting and dispositive powers over the shares held by the InterWest Funds. Dr. Oronsky disclaims beneficial ownership of the shares held by the InterWest Funds, except to the extent of his pecuniary interest therein. The address for the InterWest Partners is 2710 Sand Hill Road, Second Floor, Menlo Park, California 94025.
(5)	Includes (a) 2,886,121 shares held by J.P. Morgan Partners (SBIC), LLC, or JPMP SBIC, (b) 234,689 shares held by J.P. Morgan Partners Global Investors, L.P., (c) 35,134 shares held by J.P. Morgan Partners Global Investors A, L.P., (d) 118,118 shares held by J.P. Morgan Partners Global Investors (Cayman), L.P., (e) 13,198 shares held by J.P. Morgan Partners Global Investors (Cayman) II, L.P., (f) 81,769 shares held by J.P. Morgan Partners Global Investors (Selldown), L.P. and (g) options to purchase 62,500 shares granted to Dr. Ferguson, one of our directors. Dr. Ferguson is obligated to transfer any shares issued pursuant to the exercise of such options to JPMP SBIC. The sole member of JPMP SBIC is J.P. Morgan Partners (BHCA), L.P., or JPMP BHCA, the general partner of which is JPMP Master Fund Manager, L.P., or JPMP MFM, the general partner of which is JPMP Capital Corp., or JPMP Capital, a wholly-owned subsidiary of J.P. Morgan Chase & Co., a publicly traded bank holding company, or J.P. Morgan Chase. Each of JPMP BHCA, JPMP MFM, JPMP Capital and J.P. Morgan Chase may be deemed beneficial owners of the shares held by JPMP SBIC, however, each disclaims beneficial ownership except to the extent of its pecuniary interest therein. Additionally, JPMP Capital is the general partner of JPMP Global Investors, L.P., the general partner of J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P. and J.P. Morgan J.P. Morgan Partners Global Investors (Selldown), L.P., collectively, the J.P. Morgan Funds and together with JPMP SBIC, JPMP BHCA, JPMP MFM and JPMP Capital, or the JPMP Entities. Each of JPMP Capital and J.P. Morgan Chase may be deemed beneficial owners of the shares held by the J.P. Morgan Funds, however, each disclaims beneficial ownership except to the extent of its pecuniary interest therein. Dr. Ferguson is a Managing Director of JPMP SBIC and JPMP Capital and may therefore be deemed to have shared voting and dispositive powers over the shares held by JPMP SBIC and the J.P. Morgan Funds. The actual pro rata portion of beneficial ownership that may be deemed attributable to Dr. Ferguson is not readily determinable because it is subject to several variables, including the internal rate of return and vesting within JPMP SBIC and the J.P. Morgan Funds. Dr. Ferguson disclaims beneficial ownership of the shares held by JPMP SBIC and the J.P. Morgan Funds, except to the extent of his pecuniary interest therein. Each of the JPMP Entities and Dr. Ferguson disclaims beneficial ownership of the shares held by J.P. Morgan Securities Inc. The address for J.P. Morgan is 2440 Sand Hill Road #302, Menlo Park, California, 94025.

(6)	Includes (a) 1,148,525 shares held by Sofinnova Venture Partners V, L.P., (b) 37,146 shares held by Sofinnova Venture Affiliates V, L.P., and (c) 17,601 shares held by Sofinnova Venture Principals V, L.P., collectively, the Sofinnova Funds. Dr. Powell, one of our current directors, is a Managing Director of the Sofinnova Funds and a Managing Member of Sofinnova Management V, L.L.C., the general partner of the Sofinnova Funds. Dr. Powell has shared voting and dispositive powers over the shares held by the Sofinnova Funds. Dr. Powell disclaims beneficial ownership of the shares held by the Sofinnova Funds, except to the extent of his pecuniary interest therein. The address for the Sofinnova Funds is 140 Geary Street, 10th Floor, San Francisco, California 94108.
(7)	Represents shares of restricted common stock subject to a right of forfeiture in the event the holder ceases to provide services to us.
(8)	Includes 34 shares held in the Ferguson/Egan Family Trust dated 6/28/99 (“Family Trust”), of which Dr. Ferguson is a trustee and beneficiary. Dr. Ferguson disclaims beneficial ownership of the shares held by the Family Trust, except to the extent of his pecuniary interest therein.
(9)	Includes 9,864 shares held in the Oronsky Living Trust dated 12/15/00, of which Dr. Oronsky is a co-trustee, and 320 shares held by Matadoro Investments, L.P. (“Matadoro”). Dr. Oronsky is the General Partner of Matadoro. He has shared voting and dispositive powers over the shares held by Matadoro. He disclaims beneficial ownership of the shares held by Matadoro, except to the extent of his pecuniary interest therein.
(10)	Includes 30,593 shares held in The Huang Living Trust dated June 8, 2001 and 3,156 shares held in The James Z. Huang 2004 Annuity Trust, dated February 9, 2004.
(11)	Represents shares of common stock subject to a right of repurchase, at the original option exercise price, in the event the holder ceases to provide services to us. The option exercise price of these shares was $4.80.
(12)	Includes 1,562 shares held in The John P. McLaughlin Grantor Retained Annuity Trust, 1,562 shares held in The Susan McLaughlin Grantor Retained Annuity Trust, 6,250 shares held in The 2005 John P. McLaughlin Grantor Retained Annuity Trust est. 3/23/05, and 6,250 shares held in The 2005 Susan McLaughlin Grantor Retained Annuity Trust est. 3/23/05.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during 2005, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than ten percent stockholders were met, except for a Form 4 filing to report an option grant made by Corgentech to Ronald M. Burch, a former Corgentech officer.

EXECUTIVE COMPENSATION

Compensation of Directors

The non-employee members of our Board of Directors are reimbursed for travel, lodging and other reasonable expenses incurred in attending Board of Directors or committee meetings. Effective April 2005, the following cash compensation is paid to the non-employee members of our Board of Directors. Each of our directors who is not one of our employees is entitled to receive an annual cash retainer of $25,000 paid quarterly, and additional compensation of $2,000 for each meeting of the Board of Directors attended in person and $750 for each meeting of the Board of Directors attended telephonically. For committee meetings, additional compensation of $750 per meeting is paid for each meeting attended in person and by telephone. The chair of our Board of Directors receives an additional annual cash retainer $5,000 paid quarterly. The chairman of our Audit Committee receives an additional annual cash retainer of $7,500 paid quarterly. The chairmen of our Nominating and Corporate Governance Committee and Compensation Committee each receive an additional annual cash retainer of $5,000 paid quarterly.

On February 17, 2005, in connection with their service as directors, Messrs. Brewer and Colligan each received a restricted stock award of 2,500 shares of common stock at no cost, with a fair market value on the date of grant of $25.40 per share as reported on the NASDAQ National Market. These restricted stock awards vest as follows: 50% of the shares will vest on February 17, 2007 and 50% of the shares will vest on February 17, 2008.

Please see Proposal No. 4 for a description of our 2003 Non-Employee Directors’ Stock Option Plan, under which our non-employee directors receive stock option grants as compensation for their service on the Board.

During 2005, the members of our Board of Directors have been compensated for their service on the Board of Directors and committees thereof, as follows:

Name	Cash Compensation	Number of Securities Underlying Options Granted		Exercise Price Per Share(1)	Date of Grant	Expiration Date
Richard B. Brewer	$34,000	2,500 50,000	(2) (3)	$9.76 9.80	06/08/2005 12/16/2005	06/08/2015 12/16/2015

Charles M. Cohen, Ph.D	1,825	37,500 12,500	(3) (4)	9.80 9.80	12/16/2005 12/16/2005	12/16/2015 12/16/2015

Thomas J. Colligan	42,375	2,500 50,000	(2) (3)	9.76 9.80	06/08/2005 12/16/2005	06/08/2015 12/16/2015

Victor J. Dzau	24,924	2,500	(2)	9.76	06/08/2005	06/08/2015

Carter H. Eckert	1,075	37,500 12,500	(3) (4)	9.80 9.80	12/16/2005 12/16/2005	12/16/2015 12/16/2015

Rodney A. Ferguson, Ph.D.	42,500	2,500 50,000	(2) (3)	9.76 9.80	06/08/2005 12/16/2005	06/08/2015 12/16/2015

Daniel S. Janney	34,959	2,500	(2)	9.76	06/08/2005	06/08/2015

Arnold L. Oronsky, Ph.D	1,290	37,500 12,500	(3) (4)	9.80 9.80	12/16/2005 12/16/2005	12/16/2015 12/16/2015

Michael F. Powell, Ph.D	1,075	37,500 12,500	(3) (4)	9.80 9.80	12/16/2005 12/16/2005	12/16/2015 12/16/2015

Michael B. Sweeney	33,924	2,500	(2)	9.76	06/08/2005	06/08/2015

Robert L. Zerbe, M.D	1,075	37,500 12,500	(3) (4)	9.80 9.80	12/16/2005 12/16/2005	12/16/2015 12/16/2015

(1)	The exercise price of these options is 100% of the fair market value of Corgentech’s common stock on the grant date in accordance with the terms of the 2003 Non-Employee Directors’ Stock Option Plan.
(2)	These options vest in 12 equal monthly installments over one year from the grant date, subject to the recipient’s continued service as a director.
(3)	12,500 shares of these options vest immediately upon the date of grant and the remaining shares vest in 48 equal monthly installments over four years from the grant date, subject to the recipient’s continued service as a director.
(4)	These options vest in 48 equal monthly installments over four years from the grant date, subject to the recipient’s continued service as a director.

Compensation of Executive Officers

The following table sets forth all compensation awarded to, earned by or paid to our chief executive officer and our four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us during 2005. We refer to these individuals elsewhere in this proxy statement as our “named executive officers.”

Summary Compensation Table

	Annual Compensation							Long-Term Compensation Awards
Securities Underlying
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation			All Other Compensation(1)	Restricted Stock(2)		Stock Options(3)
John P. McLaughlin Chief Executive Officer	2005 2004 2003	$375,000 312,000 300,000	$140,000 150,000 —	$	— — 86,870	(4)	$552 2,097 552	$	— 38,180 —	50,000 — 193,750

James Z. Huang President	2005 2004 2003	295,923 263,308 250,000	208,180 111,667 75,667		— — —		240 216 216		— 38,180 —	45,375 — 25,000

Richard P. Powers Vice President and Chief Financial Officer	2005 2004 2003	280,000 264,160 253,982	88,180 90,000 —		— — —		1,584 1,584 1,032		— 38,180 —	20,825 6,250 24,062

Leslie M. McEvoy, Ph.D.(5) Senior Vice President, Research	2005 2004 2003	285,000 260,000 249,936	81,783 106,256 18,640		— — —		360 240 240		— 38,180 —	20,375 — 50,000

Patrick A. Broderick(6) Vice President and General Counsel	2005 2004 2003	253,000 230,000 —	69,981 85,000 —		— — —		360 135 —		— 38,180 —	7,875 40,000 —

(1)	Represents term life insurance premiums.
(2)	Reflects the value of shares of restricted stock calculated at $76.36 per share on the date of grant. Messrs. Huang, McLaughlin, Powers and Broderick and Dr. McEvoy each received 500 shares. The shares vested on November 18, 2005, the one year anniversary of the date of grant. As of December 31, 2005, these shares were worth $25,700 in the aggregate, based on $10.28 per share, which was the last closing price of our Common Stock as reported on the NASDAQ National Market on December 30, 2005, the last trading day of 2005.
(3)	Includes repriced options. Please see “Option Repricing” for a description of our 2005 option repricing program.
(4)	Represents loan forgiveness in connection with the purchase of shares of our common stock.
(5)	Subsequent to our merger with AlgoRx, Dr. McEvoy is no longer deemed an executive officer as defined in Rule 3b-7 of the Securities Exchange Act of 1934.

(6)	Mr. Broderick joined us as Vice President and General Counsel on July 6, 2004. Mr. Broderick’s annualized salary in 2004 was $230,000.

Stock Option Grants and Exercises

Option Grants in 2005

The following table provides information concerning stock option grants to each of our named executive officers during 2005.

	Individual Grants					Potential Realizable Value Assumed Annual Rates of Stock Price Appreciation for Option Terms
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted in 2005	Exercise Price Per Share		Expiration Date	5%	10%
John P. McLaughlin	25,000	1.6%	$9.80	(1)	1/3/2015	$154,079	$390,467
	25,000	1.6	9.00		4/28/2015	141,501	358,592

James Z. Huang	8,750	0.6	9.80	(1)	1/3/2015	53,928	136,663
	3,750	0.2	9.80	(1)	2/17/2015	23,112	58,570
	7,875	0.5	9.00		4/28/2015	44,573	112,956
	25,000	1.6	10.08		9/23/2015	158,481	401,623

Leslie M. McEvoy.	8,750	0.6	9.80	(1)	1/3/2015	53,928	136,663
	3,750	0.2	9.80	(1)	2/17/2015	23,112	58,570
	7,875	0.5	9.00		4/28/2015	44,573	112,956

Richard P. Powers	8,750	0.6	9.80	(1)	1/3/2015	53,928	136,663
	4,200	0.3	9.80	(1)	2/17/2015	25,885	65,598
	7,875	0.5	9.00		4/28/2015	44,573	112,956

Patrick A. Broderick	7,875	0.5	9.00		4/28/2015	44,573	112,956

(1)	On November 10, 2005, Corgentech repriced all outstanding stock options with an exercise price of $20.00 per share and greater held by Corgentech’s employees and executive officers. As a result, the exercise price of Corgentech’s outstanding stock options subject to the repricing was reduced to $9.80 per share. There was no change in the number of shares subject to each repriced stock option, vesting or other terms. Stock options held by members of the Board of Directors were not repriced.

The stock options granted in 2005 to our named executive officers vest as to  1/48th of the shares subject to each option monthly over four years. Each option has a ten-year term, subject to earlier termination if the optionholder’s service with us ceases. Under certain circumstances in connection with a change of control, the vesting of such option grants may accelerate and become immediately exercisable. Our Board of Directors retains the discretion, under certain circumstances relating to changes in corporate structure that may affect our common stock, to modify the terms of outstanding options to reflect such changes and prevent the diminution or enlargement of benefits or potential benefits intended to be made available under the applicable stock plan.

Percentages shown under “Percent of Total Options Granted in 2005” are based on an aggregate of 1,573,711 stock options granted during 2005 under the 2003 Equity Incentive Plan to all employees, directors and consultants, which includes 353,856 shares that were repriced in November 2005. See Footnote (1) above.

Each stock option was granted with an exercise price equal to the fair market value of our common stock on the day prior to each grant date, as reported on the NASDAQ National Market in accordance with the terms of our 2003 Equity Incentive Plan.

The potential realizable value is calculated based on the ten-year term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

•	multiplying the number of shares of common stock subject to a given stock option by the exercise price per share;

•	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the option; and

•	subtracting from that result the aggregate option exercise price.

Aggregate Option Exercises During 2005 and Option Values at December 31, 2005

The following table provides information concerning stock options exercised during 2005, and unexercised options held as of December 31, 2005, by each of our named executive officers.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable
John P. McLaughlin	—	—	241,250	—	$692,050	—
James Z. Huang.	5,000	$6,300	65,375	—	95,960	—
Leslie M. McEvoy, Ph.D.	1,250	2,000	56,625	—	98,730	—
Richard P. Powers	—	—	51,137	—	111,156	—
Patrick A. Broderick.	—	—	47,875	—	29,280	—

Amounts presented under the captions “Value Realized” and “Value of Unexercised In-the-Money Options at December 31, 2005 are based on $10.28 per share, which was the last closing price of our Common Stock as reported on the NASDAQ National Market on December 30, 2005, the last trading day of 2005, minus the exercise price, multiplied by the number of shares subject to the stock option, without taking into account any taxes that may be payable in connection with the transaction. Our 2003 Equity Incentive Plan allows for the early exercise of options granted. All options exercised early are subject to repurchase by us at the original exercise price. The repurchase right lapses over time until shares subject to the option have vested.

Equity Compensation Plan Information

Corgentech has three stockholder approved equity compensation plans, the 2003 Equity Incentive Plan, the 2003 Non-Employee Directors’ Stock Option Plan and the 2003 Employee Stock Purchase Plan.

2003 Equity Incentive Plan

Our Board of Directors adopted our 2003 Equity Incentive Plan, or the 2003 Incentive Plan, in December 2003 and our stockholders approved it in January 2004. The 2003 Incentive Plan is an amendment and restatement of our 1999 Equity Incentive Plan. The 2003 Incentive Plan will terminate on the earlier of ten years after its adoption or when the Board of Directors terminates the 2003 Incentive Plan. The 2003 Incentive Plan provides for the grant of incentive stock options, as defined under section 422 of the Internal Revenue Code of 1986, nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock and other forms of equity awards. Incentive stock options may be granted to employees, including officers. All other awards may be granted to employees, including officers, non-employee directors and consultants. The maximum option term is 10 years. The Board of Directors may provide for exercise periods of any length in individual option grants, subject to limitations. Generally an option terminates three months after the optionholder’s service to Corgentech terminates. If the termination is due to the optionholder’s disability, the exercise period generally is extended to 12 months. If the termination is due to the optionholder’s death or if the optionholder dies within three months after his or her service terminates, the exercise period generally is extended to 18 months following death. Upon a change of control of Corgentech, the surviving entity will either assume or substitute outstanding awards under the plans. Otherwise, the vesting and exercisability of such stock options and other stock awards will accelerate.

On January 1 starting with the year 2005, the number of shares reserved for issuance under the 2003 Incentive Plan will automatically increase by the lesser of (a) 5% of the number of shares of common stock outstanding on such date and (b) 2.5 million shares of common stock. However, the Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased on such date. The 2003 Incentive Plan was amended by stockholders on December 15, 2005 to increase the number of shares available for grant under the plan by 1,800,000 shares. As of March 16, 2006, there were a total of 3,789,727 shares reserved for issuance under the 2003 Incentive Plan of which options to purchase 1,336,773 shares were outstanding and 2,452,954 shares remained available for future issuance.

2003 Non-Employee Directors’ Stock Option Plan

Please see Proposal No. 4 for a description of our 2003 Non-Employee Directors’ Stock Option Plan.

2003 Employee Stock Purchase Plan

Under the 2003 Employee Purchase Plan, or the Purchase Plan, eligible employees can have up to 15% of their earnings withheld to be used to purchase shares of common stock on specified dates determined by the Board of Directors. The price of common stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the specified purchase date. The Board of Directors may specify an offering period of up to 27 months.

The Purchase Plan provides for the issuance of shares of common stock pursuant to purchase rights granted to employees. At the time it was adopted by the Board of Directors, 62,500 shares were reserved for issuance under the Purchase Plan. On January 1, starting with the year 2005, the number of shares reserved for issuance under the Purchase Plan automatically increased by 2% of the number of shares of common stock outstanding on that date, and will continue to automatically increase by 2% of the number of shares of common stock outstanding on each January 1 until January 1, 2014, or by such lesser amount as the Board of Directors may determine. As of March 16, 2006, 47,928 shares have been purchased under the Purchase Plan and 555,775 shares remained available for future issuance.

Aggregate Plan Information

The following table provides certain information with respect to all of Corgentech’s equity compensation plans in effect as of March 16, 2006.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders(1)	1,434,273	$10.29	(2)	3,446,229
Equity compensation plans not approved by security holders	40,000	4.80	(2)	—
Warrants not approved by security holders	65,212	6.29		—

Total	1,539,485	$9.98		3,446,229

(1)	The plans included in this row include our 1999 Equity Incentive Plan, 2003 Equity Incentive Plan, 2003 Non-Employee Directors’ Stock Option Plan and 2003 Employee Stock Purchase Plan.
(2)	Represents the weighted average exercise price of outstanding stock options only.

Employment Agreements

John P. McLaughlin

In November 1999, we entered into a letter agreement with John P. McLaughlin, our Chief Executive Officer pursuant to which Mr. McLaughlin may only be terminated without cause upon the affirmative vote of two-thirds of the directors then in office, excluding Mr. McLaughlin. In the event we terminate Mr. McLaughlin’s employment without cause, he will receive six months of salary in a lump sum payment and we will continue to pay for his medical benefits for six months following such termination. Mr. McLaughlin’s letter agreement does not possess a termination date.

Mr. McLaughlin was also granted certain registration and co-investment rights pursuant to the letter agreement. In May 2002, we entered into a Termination of Preemptive Rights and Registration Rights Agreement with Mr. McLaughlin, pursuant to which these rights were terminated and discharged.

Leslie M. McEvoy, Ph.D.

In August 2000, we entered into an offer letter with Leslie M. McEvoy, our Senior Vice President, Research. We agreed, among other things, to provide Dr. McEvoy a loan in the amount of $75,000 to purchase her primary residence. This loan was due in three annual installments of $12,500 and was paid in full on February 11, 2005. On December 16, 2005, the Board of Directors approved the full acceleration of the vesting of all of Dr. McEvoy’s unvested stock options. As of that date, 38,655 shares of common stock became fully vested. On April 11, 2006 the Board approved providing Dr. McEvoy with 9 months of base salary and health severance benefits in the event of a covered termination rather than the salary and health severance benefits she would receive under the Executive Change in Control and Severance Benefit Plan, as described below.

Richard P. Powers

In October 2001, we entered into an offer letter with Richard P. Powers, our Vice President and Chief Financial Officer. Mr. Powers was also granted a stock option to purchase 26,000 shares of our common stock at an exercise price of $1.60 per share. In addition, we agreed to provide Mr. Powers with a loan of $39,600 for the purpose of exercising this stock option. This loan was paid in full on December 19, 2005. In the event we terminate Mr. Powers’ employment without cause, he is entitled to receive salary, bonus and health benefits for a period of six months after the date of such termination and accelerated vesting on his unvested stock options equal to six months. Mr. Powers’ offer letter does not possess a termination date.

James Z. Huang

In September 2005, our Board of Directors appointed James Z. Huang as our President, setting forth his initial base salary of $325,000 per year, and an initial target bonus payment of 35-45% of base salary. Mr. Huang was also granted a stock option to purchase 100,000 shares of our common stock at $10.08 per share. In June 2002, Corgentech agreed to provide Mr. Huang with a loan of $200,000 to purchase his primary residence. The loan was due in three annual installments of $66,667 and was paid in full on October 31, 2005. In October 2002, Corgentech entered into a bonus plan with Mr. Huang pursuant to which he was entitled to three cash bonus payments of $75,667, $72,667 and $69,667 in October 2003, October 2004 and October 2005, respectively, or a pro rata portion thereof calculated based upon the number of days in the applicable year for which he remains continuously employed by Corgentech. Mr. Huang’s letter agreement does not possess a termination date.

Patrick A. Broderick

In May 2004, we entered into an offer letter with Patrick A. Broderick, our Vice President and General Counsel setting forth his initial base salary of $230,000 per year, and an initial bonus payment of $50,000. Mr. Broderick was also granted a stock option to purchase 25,000 shares of our common stock at $64.52 per share. On November 10, 2005, this grant was repriced to $9.80, which was the fair market value on the day prior to the date of the repricing, as reported on the NASDAQ National Market. The offer letter also provides that in the event Mr. Broderick’s position is eliminated as the result of a change in control, he is entitled to receive salary, bonus and health benefits for a period of six months after the date of such termination. Mr. Broderick’s offer letter does not possess a termination date.

Executive Change in Control and Severance Benefit Plan

On July 29, 2005, our Board of Directors approved the Corgentech Inc. Executive Change in Control and Severance Benefit Plan, or the Change in Control Plan. Pursuant to the Change in Control Plan, our Chief Executive Officer, Chief Financial Officer, Senior Vice Presidents and Vice Presidents, each an eligible employee under the Change in Control Plan, will be entitled to certain benefits in the event of a covered termination. A covered termination in general means either: (a) an involuntary termination without cause which occurs within 3 months prior to, or 12 months following, the effective date of a change of control, or (b) a constructive termination with occurs within 12 months following the effective date of a change of control. In general, in the event of a covered termination, an eligible employee will be entitled to receive: (a) cash severance payments equal to (i) 50% of the eligible employee’s base salary and (ii) a pro rata portion of the eligible employee’s maximum annual target cash bonus; (b) continued health insurance coverage for 6 months; and (c) outplacement assistance for 3 months. In order to receive benefits under the Change in Control Plan, an eligible employee will be required to execute a general waiver and release at the time of the covered termination.

Please see “Certain Relationships and Related Transactions—Loans to Officers” for a further description of certain loans to our officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Audit Committee oversees Corgentech’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in Corgentech’s Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Corgentech’s accounting principles and such other matters as are required to be discussed with the Audit Committee by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). In addition, the Audit Committee has discussed with our independent registered public accounting firm their independence from management and Corgentech, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of any non-audit services with their independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Corgentech’s internal controls and the overall quality of Corgentech’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee has selected, subject to stockholder ratification, Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

AUDIT COMMITTEE

Thomas J. Colligan (Chairman)

Carter H. Eckert

Michael F. Powell

[1]	Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION1

The Compensation Committee of the Board of Directors is comprised of Drs. Ferguson and Cohen.

Our executive compensation program is designed to provide incentives to our executive officers and, thereby, to promote achievement of our business goals and stockholder returns. Executive compensation consists of a combination of base salary, bonus, stock incentives and employee benefits. The Compensation Committee considers stock incentives to be a critical component of an executive officer’s compensation package in order to help align executive interests with stockholder interests.

Compensation Philosophy

The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable Corgentech to attract, retain and motivate executive officers who are expected to contribute to our long-term success. Our executive compensation philosophy is based on the principles of competitive and fair compensation for sustained performance.

Competitive and Fair Compensation

We are committed to providing an executive compensation program that helps attract and retain highly qualified executives officers. To ensure that compensation is competitive, the Compensation Committee compares our compensation practices with those of other companies in our industry and sets our compensation guidelines based on this review. The Compensation Committee believes compensation for our executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with companies that are in the same or similar business and of comparable size and success as Corgentech. The Compensation Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout Corgentech.

Sustained Performance

Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic, research, clinical and business goals are met, including such factors as timely achievement of clinical and preclinical results, development of lead compounds, formation of new business alliances and meeting stated financial objectives. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Corgentech’s values are fostered.

Elements of Annual Compensation

Annual compensation for our executive officers generally consists of four elements: salary, bonus, stock options and restricted stock.

The salary for executive officers is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executive officers. For 2005, payment of bonuses to our

[1]	This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

executive officers, including our Chief Executive Officer, was linked to individual achievement and achievement of corporate goals, including the identification of a merger partner, the successful completion of the merger with AlgoRx Pharmaceuticals Inc. and the progression of clinical trials for our product candidates.

The Compensation Committee does not use a specific formula based on the subjective criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria. The aggregate salary and bonus of our executives are targeted toward the median of other companies in the industry.

Compensation at the executive officer level also includes the long-term incentives afforded by stock options and restricted stock. Our stock incentive program is designed to promote the identity of long-term interests between our employees and our stockholders and assist in the retention of executive officers. The Compensation Committee believes that the award of stock options and restricted stock will, among other things, create incentives for our executive officers to contribute to the success of the entire organization through the ownership of equity.

The size of stock awards is generally intended to reflect the executive officer’s position with Corgentech and his or her contributions, including his or her success in achieving the individual performance criteria described above. Our stock option program generally uses a four-year vesting period to encourage key employees to continue their employment. During 2005, stock options granted to all executive officers vested in equal installments monthly from the date of grant over a four-year period. All stock options granted to executive officers in 2005 were granted at the fair market value on the day prior to each grant date, as reported on the NASDAQ National Market in accordance with the terms of our 2003 Equity Incentive Plan. During 2005, executive officers received stock options to purchase an aggregate of 485,575 shares of our common stock, at a weighted average exercise price of $19.09 per share, of which 123,100 shares were repriced to an exercise price of $9.80. Also during 2005, Ronald M. Burch, a former executive officer, received 194,687 shares of our common stock at no cost as a bonus in connection with our merger with AlgoRx. Please see “Certain Relationships and Related Transactions - Merger with AlgoRx” for a description of the merger.

Compensation of Chief Executive Officer

Mr. McLaughlin is eligible to participate in the same executive compensation plans available to our other executive officers. The Compensation Committee believes that Mr. McLaughlin’s annual compensation, including the portion of his compensation based upon our merit-based stock incentive program, has been set at a level competitive with other companies in the industry.

During 2005, Mr. McLaughlin’s base salary was $375,000. In February 2006, the Compensation Committee increased Mr. McLaughlin’s salary to $395,625 for 2006. In February 2006, the Compensation Committee also awarded Mr. McLaughlin a bonus of $140,000 for services performed in 2005. On January 3, 2005, for services performed in 2004, Mr. McLaughlin was granted an option to purchase 25,000 shares of our common stock at $33.12 per share, which was the fair market value on the day prior to the grant date as reported on the NASDAQ National Market. On November 10, 2005, this grant was repriced to $9.80, which was the fair market value on the day prior to the date of the repricing, as reported on the NASDAQ National Market. Also, on April 28, 2005, Mr. McLaughlin was granted an option to purchase 25,000 shares of our common stock at $9.00 which was the fair market value on the day prior to the grant date as reported on the NASDAQ National Market. In 2005, Mr. McLaughlin was not awarded any shares of restricted common stock.

In determining Mr. McLaughlin’s 2005 compensation, including whether to grant stock options and restricted stock to Mr. McLaughlin, the Compensation Committee considered Mr. McLaughlin’s overall compensation package as compared with other chief executive officers in our industry and past stock awards, as well as the effectiveness of Mr. McLaughlin’s leadership of Corgentech and the resulting success of Corgentech in the attainment of its goals.

Our restricted stock award program generally uses a one-year vesting period to encourage key employees to continue their employment. During 2005, no restricted stock was awarded to executive officers.

All of our executive officers who do not own more the 5% of the total number of shares outstanding of Corgentech are eligible to participate in our Purchase Plan. Our Purchase Plan is available to all of our other employees and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period. In addition, options to purchase 244,656 shares of common stock held by employees other than the named executive officers were repriced. Stock options held by members of the Board of Directors were not repriced.

Repricing of Stock Options

On November 10, 2005, we repriced all outstanding stock options with an exercise price of $20.00 per share and greater held by Corgentech’s employees and executive officers. As a result, the exercise price of our outstanding stock options subject to the repricing was reduced to $9.80 per share. There was no change in the number of shares subject to each repriced stock option, vesting or other terms. The repricing was implemented for retention purposes by realigning the cash and equity components of our compensation programs for employees and executive officers. The following table presents information concerning the repricing of stock options held by the named executive officers as of November 10, 2005, after giving effect to the one-for-four reverse stock split that occurred on December 15, 2005.

Name and Title	Date	Number of Securities Underlying Options Repriced	Market Price of Stock at Time of Repricing	Exercise Price at Time of Repricing	New Exercise Price	Length in Years of Original Option Term Remaining at Date of Repricing
John P. McLaughlin, Chief Executive Officer	1/3/05	25,000	$9.80	$33.12	$9.80	9.17

James Z. Huang, President	1/3/05 2/17/05	8,750 3,750	9.80 9.80	33.12 25.60	9.80 9.80	9.17 9.33

Patrick A. Broderick, Vice President and General Counsel	7/6/04 12/15/04	25,000 15,000	9.80 9.80	64.52 33.40	9.80 9.80	8.75 9.08

Leslie M. McEvoy, Senior Vice President, Research	1/3/05 2/17/05	8,750 3,750	9.80 9.80	33.12 25.60	9.80 9.80	9.17 9.33

Richard P. Powers, Vice President and Chief Financial Officer	7/30/04 1/3/05 2/17/05	6,250 8,750 4,200	9.80 9.80 9.80	53.40 33.12 25.60	9.80 9.80 9.80	8.83 9.17 9.33

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code limits Corgentech to a deduction for federal income tax purposes of no more than $1 million of compensation paid to our named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m). The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for compensation plans, arrangements and binding contracts adopted prior to Corgentech’s initial public offering.

The Compensation Committee believes that, at the present time, it is quite unlikely that the compensation paid that may be subject to the deduction limit will exceed $1 million in a taxable year for any such executive whether or not the compensation qualifies as performance-based compensation. Therefore, the Compensation

Committee has not established as a priority designing executive compensation packages specifically intended to avoid the Section 162(m) limitations. The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to grant compensation awards in the future in a manner consistent with Corgentech’s best interests.

COMPENSATION COMMITTEE

Rodney A. Ferguson (Chairman)

Charles M. Cohen

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee of the Board of Directors currently consists of Drs. Ferguson and Cohen. During 2005, Messrs. Brewer and Janney served as members of the Compensation Committee as well. Mr. Janney was not re-nominated for election to the Board at the special meeting of stockholders that occurred in December 2005 in connection with our merger with AlgoRx. Mr. Brewer resigned in March 2006. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows a comparison of total stockholder return of an investment of $100 in cash on February 12, 2004, the date our common stock first started trading on the NASDAQ National Market, for:

•	our common stock;

•	the NASDAQ Stock Market (U.S.); and

•	the NASDAQ Biotechnology Index.

Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends.

This section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into the following agreements with our executive officers and directors.

Merger with AlgoRx

On December 15, 2005, we completed a merger with AlgoRx Pharmaceuticals, Inc., a privately-held company, pursuant to which AlgoRx became a wholly-owned subsidiary of Corgentech. AlgoRx’s stockholders, a warrantholder and the designated beneficiaries of the AlgoRx 2005 Retention Bonus Plan received approximately 62% of the fully-diluted shares of the combined company immediately following consummation of the merger.

In connection with the merger, our Board of Directors recognized that at the time, two of our directors, Rodney A. Ferguson and Michael B. Sweeney, had financial interests in J.P. Morgan Partners and InterWest Partners, their respective venture funds, that were stockholders in AlgoRx. Additionally, Dr. Ferguson was also a director of AlgoRx. Given these circumstances, our Board of Directors believed it would be in the best interest of our stockholders to appoint a special committee to analyze the proposed merger, with such committee to be formed with members which did not have any financial affiliation with, or interest in, AlgoRx. Our Board of Directors appointed a special committee consisting of Richard B. Brewer, Thomas J. Colligan, Daniel S. Janney and John P. McLaughlin to evaluate the proposed transaction with AlgoRx, and for such committee to make a recommendation to our Board of Directors.

AlgoRx also formed a committee in connection with the merger. Because of the significant financial interests in both Corgentech and AlgoRx held by Dr. Oronsky and Dr. Ferguson through J.P. Morgan and InterWest Partners, their respective venture funds, and the dual role of Dr. Ferguson as chairman of our Board of Directors and as a director of AlgoRx, AlgoRx’s board of directors formed a committee of Carter H. Eckert, Michael F. Powell and Charles H. Cohen to evaluate the proposed transaction, and for such committee to make a recommendation to its board of directors.

Lock-up Agreement

The terms of the merger agreement required lock-up agreements from certain officers and persons who are or might be deemed “affiliates” of Corgentech. These agreements prohibited the sale, transfer, hedging or similar transactions with respect to Corgentech’s common stock for 90 days following the consummation of the merger, except in limited circumstances. The lock-up period expired on March 15, 2006.

Escrow Agreement

At the effective time of the merger, approximately 5% of the aggregate number of shares of our common stock, or 610,923 shares, issued pursuant to the merger agreement was placed in an escrow account. These shares were placed into escrow to satisfy the indemnification obligations of the AlgoRx stockholders and the designated beneficiaries of the AlgoRx 2005 Retention Bonus Plan pursuant to the merger agreement entered into between Corgentech and AlgoRx.

Entities affiliated with Advent International, InterWest Partners, J.P. Morgan Partners, and Sofinnova Ventures and will receive approximately 5.4%, 14.4%, 17.1% and 6.1%, respectively, of any shares of Corgentech common stock released from the escrow agreement. Charles M. Cohen, a vice president at Advent International, is a director of Corgentech. Arnold L. Oronsky is a general partner at InterWest Partners and a director of Corgentech. Rodney A. Ferguson is a partner at J.P. Morgan Partners and is chairman of the Board of Directors of Corgentech. Michael F. Powell is a managing director at Sofinnova Ventures and a director of Corgentech.

Security Ownership of Certain Beneficial Owners and Management

Please see “Security Ownership of Certain Beneficial Owners and Management” for a description of equity securities and stock options owned by certain beneficial owners and management.

Executive Change in Control and Severance Benefit Plan

Please see “Executive Change in Control and Severance Benefit Plan” for a description of our Executive Change in Control and Severance Benefit Plan under which certain officers of Corgentech would receive compensation in connection with a change of control followed by a covered termination.

Employment Agreements

We have entered into employment agreements, offer letters and bonus agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation—Employment Agreements.”

Loans to Officers

We received promissory notes in exchange for loans from the following officers:

Officer	Date of Loan Execution	Principal Amount	Interest Rate	Largest Outstanding Balance During 2005	Outstanding Balance as of December 31, 2005	Amount and Dates of Principal Repayment
Leslie M. McEvoy(1)	June 28, 2001	$75,000	7.75%	$47,672	$0	$12,500 on June 28, 2002 $12,500 on June 28, 2003 $12,500 on June 28, 2004 $37,500 on February 11, 2005

James Z. Huang(2)	October 11, 2002	$200,000	4.50%	$67,417	$0	$66,666 on October 11, 2003 $66,666 on October 11, 2004 $66,666 on October 11, 2005

(1)	This loan is evidenced by a full recourse promissory note and was used to purchase Dr. McEvoy’s primary residence. Pursuant to its terms, the loan was paid in full on February 11, 2005.
(2)	This loan is evidenced by a full recourse promissory note and was used to purchase Mr. Huang’s primary residence. Pursuant to its terms, the loan was paid in full on October 11, 2005.

Under applicable law, we cannot extend the term or otherwise modify these notes.

Director and Officer Indemnification

We have entered into an indemnification agreement with each of our directors and officers for the indemnification of, and advancement of expenses to, these persons to the full extent permitted by Delaware law. We also intend to enter into an indemnification agreement with each of our future directors and officers.

At present we are not aware of any pending litigation or proceeding involving any of our directors, officers, employees or agents in such person’s capacity with Corgentech where indemnification will be required or permitted. We are also not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

We believe that all of the transactions set forth above were made on terms no less favorable to Corgentech than could have been obtained from unaffiliated third parties. All future transactions between Corgentech and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors, and will continue to be on terms no less favorable to Corgentech than could be obtained from unaffiliated third parties.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Corgentech stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to our Secretary, care of Corgentech Inc., 650 Gateway Boulevard, South San Francisco, California 94080. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/S/ PATRICK A. BRODERICK Patrick A. Broderick Vice President, General Counsel and Secretary

April 26, 2006

Our Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC is available without charge upon written request to: Investor Relations, Corgentech Inc., 650 Gateway Boulevard, South San Francisco, California 94080.

APPENDIX A

CORGENTECH INC.

2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

ADOPTED BY THE BOARD: DECEMBER 5, 2003

APPROVED BY STOCKHOLDERS: JANUARY 9, 2004

AMENDED BY THE BOARD: APRIL 15, 2005

APPROVED BY STOCKHOLDERS: JUNE 7, 2005

AMENDED BY THE BOARD: OCTOBER 19, 2005

AMENDED BY STOCKHOLDERS AND AMENDED TO EFFECT THE

ONE-FOR-FOUR REVERSE STOCK SPLIT: DECEMBER 15, 2005

AMENDED BY THE BOARD: APRIL 11, 2006

1.    PURPOSES.

(a) Eligible Option Recipients. The persons eligible to receive Options are the Non-Employee Directors of the Company.

(b) Available Options. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.    DEFINITIONS.

(a) “Accountant” means the independent public accountants of the Company.

(b) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c) “Annual Grant” means an Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to Section 6(b).

(d) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the

Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Corgentech Inc., a Delaware corporation.

(k) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(l) “Continuous Service” means that the Optionholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n) “Director” means a member of the Board of Directors of the Company.

(o) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

(p) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(q) “Entity” means a corporation, partnership or other entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(t) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(u) “Initial Grant” means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to Section 6(a).

(v) “IPO Date” means the first day that the Common Stock is publicly traded.

(w) “Non-Employee Director” means a Director who is not an Employee.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(dd) “Plan” means this Corgentech Inc. 2003 Non-Employee Directors’ Stock Option Plan.

(ee) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

3.    ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine the provisions of each Option to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Option as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate five hundred thirty five thousand (535,000) shares of Common Stock. Such share reserve consists of (i) the 37,500 shares initially reserved for issuance under the Plan, (ii) an additional 20,000 shares added pursuant to the automatic increase provision of this Section 4(a) on January 1, 2005, (iii) an additional 400,000 shares authorized by the Board on October 19, 2005 and (iv) an additional 77,500 shares added pursuant to the automatic increase provision of this Section 4(a) on January 1, 2006. The number of shares available for issuance under the Plan shall automatically increase for nine years beginning on January 1, 2006 and ending on (and including) January 1, 2014 equal to the number of shares subject to Options granted during the prior calendar year. Notwithstanding the foregoing, the Board may act, prior to the first day of any fiscal year of the Company, to increase the share reserve by such number of shares of Common Stock as the Board shall determine, which number shall be less than the amount described in the foregoing sentence.

(b) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    ELIGIBILITY.

The Options, as set forth in Section 6, automatically shall be granted under the Plan to all Non-Employee Directors who meet the criteria specified in Section 6.

6.    NON-DISCRETIONARY GRANTS.

(a) Initial Grants. Without any further action of the Board, each person who after the IPO Date is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted an Initial Grant to purchase fifty thousand (50,000) shares of Common Stock on the terms and conditions set forth herein.

(b) Annual Grants. Without any further action of the Board, on the day following each Annual Meeting, commencing with the Annual Meeting in 2005, each person who is then a Non-Employee Director automatically shall be granted an Annual Grant to purchase ten thousand (10,000) shares of Common Stock on the terms and conditions set forth herein; provided, however, that if the person has not been serving as a Non-Employee Director for the entire period since the preceding Annual Meeting, then the number of shares subject to such Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a Non- Employee Director.

7.    OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

(c) Consideration. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable law, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(d) Transferability. Except as otherwise provided for in this Section, an Option is transferable only by will or by the laws of descent and distribution and exercisable only by the Optionholder during the life of the Optionholder. However, an Option may be transferred for no consideration upon written consent of the Board (i) if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of shares by the Company upon the exercise of such transferred Option or (ii) the transfer is to the Optionholder’s employer at the time of transfer or an affiliate of the Optionholder’s employer at the time of transfer. Any such transfer is subject to such limits as the Board may establish, and subject to the transferee agreeing to remain subject to all the terms and conditions applicable to the Option prior to such transfer. The forgoing right to transfer the Option shall apply to the right to consent to amendments to the Stock Option Agreement for such Option. In addition, until the Optionholder transfers the Option, an Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting. Options shall vest as follows:

(i) Initial Grants:  1/48th of the shares shall vest monthly from the date of grant for four (4) years.

(ii) Annual Grants:  1/12th of the shares shall vest monthly from the date of grant for one (1) year.

(f) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shared of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

(g) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If the Optionholder’s Continuous Service terminates in a manner described in Section 11(d), then the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date twelve (12) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h) Extension of Termination Date. If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i) Disability of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.    SECURITIES LAW COMPLIANCE.

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.    USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10.    MISCELLANEOUS.

(a) Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

(b) No Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d) Withholding Obligations. The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

(a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to Section 4 and to the nondiscretionary Options specified in Section 6, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation.

(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any or all Options outstanding under the Plan or may substitute similar stock options for

Options outstanding under the Plan (it being understood that similar stock options include, but are not limited to, options to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any surviving corporation or acquiring corporation does not assume any or all such outstanding Options or substitute similar stock options for such outstanding Options, then with respect to Options that have been neither assumed nor substituted and that are held by Optionholders whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and the Options shall terminate if not exercised (if applicable) at or prior to such effective time. With respect to any other Options outstanding under the Plan that have been neither assumed nor substituted, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall not be accelerated unless otherwise provided in Section 11(d) or in a written agreement between the Company or any Affiliate and the holder of such Options, and such Options shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d) Change in Control. If a Change in Control occurs and an Optionholder’s Continuous Service with the Company or its successor terminates within twelve months after the effective time of the Change in Control, then, immediately prior to such termination, the Optionholder’s Options shall become fully vested and exercisable. For purposes of this Section, a termination of Continuous Service with the Company includes the Non-Employee Director’s failure to be nominated or elected for a new term if the election occurs within twelve months after the effective time of the Change in Control. In the event that an Optionholder is required to resign his or her position as a Non-Employee Director as a condition of a Change in Control, the outstanding Options of such Optionholder shall become fully vested and exercisable immediately prior to the effectiveness of such resignation.

(e) Parachute Payments. If the acceleration of the vesting and exercisability of Options provided for in Section 11(c), together with payments and other benefits of an Optionholder, (collectively, the “Payment”) (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 11(e) would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such Payment shall be either (1) provided to such Optionholder in full, or (2) provided to such Optionholder as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Optionholder, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

Unless the Company and such Optionholder otherwise agree in writing, any determination required under this Section 11(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reductions shall occur in the following order unless the Optionholder elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date that triggers the Payment or a portion thereof): reduction of cash payments; cancellation of accelerated vesting of Options; reduction of employee benefits. If acceleration of vesting of Options is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of date of grant of Options (i.e., earliest granted Option cancelled last) unless the Optionholder elects in writing a different order for cancellation.

For purposes of making the calculations required by this Section 11(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Optionholder shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this Section 11(e).

If, notwithstanding any reduction described above, the Internal Revenue Service (the “IRS”) determines that the Optionholder is liable for the Excise Tax as a result of the Payment, then the Optionholder shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Optionholder challenges the final IRS determination, a final judicial determination, a portion of the Payment equal to the “Repayment Amount.” The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Optionholder’s net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Optionholder’s net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Optionholder shall pay the Excise Tax.

Notwithstanding any other provision of this Section 11(e), if (i) there is a reduction in the Payment as described above, (ii) the IRS later determines that the Optionholder is liable for the Excise Tax, the payment of which would result in the maximization of the Optionholder’s net after-tax proceeds of the Payment (calculated as if the Payment had not previously been reduced), and (iii) the Optionholder pays the Excise Tax, then the Company shall pay or otherwise provide to the Optionholder that portion of the Payment that was reduced pursuant to this Section 11(e) contemporaneously or as soon as administratively possible after the Optionholder pays the Excise Tax so that the Optionholder’s net after-tax proceeds with respect to the Payment are maximized.

If the Optionholder either (i) brings any action to enforce rights pursuant to this Section 11(e), or (ii) defends any legal challenge to his or her rights under this Section 11(e), the Optionholder shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that if such action is commenced by the Optionholder, the court finds that the action was brought in good faith.

12.    AMENDMENT OF THE PLAN AND OPTIONS.

(a) Amendment of Plan. The Board, at any time and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of applicable laws.

(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

(c) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

(d) Amendment of Options. The Board, at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13.    TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14.    EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.    CHOICE OF LAW.

The law of the state of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

APPENDIX B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CORGENTECH INC.

CORGENTECH INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of the corporation is Corgentech Inc. (the “Company”).

SECOND: The original name of this corporation is Caber Corporation and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is January 19, 1999.

THIRD: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

1. Article I of the Amended and Restated Certificate of Incorporation of the Company is hereby amended to read in full as follows:

“I.

The name of the corporation is Anesiva, Inc. (the “Company”).”

FOURTH: Thereafter, pursuant to a resolution by the Board of Directors, this Certificate of Amendment of Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Company for their approval in accordance with the provisions of Section 228 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, CORGENTECH INC. has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this             day of             , 2006.

CORGENTECH INC.

John P. McLaughlin
Chief Executive Officer

B-1

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CORGENTECH INC.

The undersigned hereby appoints John P. McLaughlin and Richard P. Powers, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Corgentech Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held at 9:00 a.m., pacific time, on Wednesday, June 21, 2006 at the San Francisco Airport Marriott Hotel, 1800 Bayshore Highway, Burlingame, California, 94010, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Corgentech Inc. account online.

Access your Corgentech Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Corgentech Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status View certificate history View book-entry information

View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED. WILL BE VOTED “FOR” THE PROPOSALS.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR

WITHHELD

FOR ALL

1. ELECTION OF DIRECTORS

Nominees

01 Thomas J. Colligan

02 Rodney A. Ferguson, J.D., Ph.D.

03 Robert L. Zerbe, M.D.

FOR, except for the nominees you list below: (Write that nominee’s name in the space provided below.)

Consenting to receive all future annual meeting materials and stock holder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

2. RATIFY SELECTION OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

3. APPROVE THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

4. APPROVE THE AMENDMENT TO THE COMPANY’S 2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

FOR

AGAINST

ABSTAIN

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cgtk

Use the Internet to vote your proxy.

Have your proxy card in hand when you access the web site.

OR

Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.corgentech.com